Exhibit 99.1
FOCUS IMPACT ACQUISITION CORP.
1345 Avenue of the Americas, 33rd Floor
New York, NY 10105

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
OF FOCUS IMPACT ACQUISITION CORP.
TO BE HELD ON OCTOBER 31, 2024
To the Stockholders of Focus Impact Acquisition Corp.:
NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Focus Impact Acquisition Corp., a Delaware corporation (“FIAC”), will be held on October 31, 2024, at 3:30 p.m., Eastern Time, as a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned (the “Stockholder Meeting”).
You can participate in the virtual Stockholder Meeting, vote, and submit questions via live webcast by visiting https://www.cstproxy.com/focus-impact/ext2024. If you are planning on attending the Stockholder Meeting online, please promptly submit your proxy vote online, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning any proxy, so your shares will be represented at the Stockholder Meeting.
The Stockholder Meeting will be held for the purpose of considering and voting on:
(i)
an extension amendment proposal to further amend FIAC’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to extend the date (the “Termination Date”) by which FIAC has to consummate a business combination (the “Charter Extension”) from November 1, 2024 (the “Amended Termination Date”) to May 1, 2025 (the “Charter Extension Date”) or a total of 6 months after the Amended Termination Date, unless the closing of a business combination shall have occurred prior thereto (the “Extension Amendment Proposal”); and

(ii)
an adjournment proposal to adjourn the Stockholder Meeting to a later date or dates, if necessary, (a) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) in the capital of FIAC represented (either in person or by proxy) at the time of the Stockholder Meeting to approve the Extension Amendment Proposal or (b) where the Board has determined it is otherwise necessary (the “Adjournment Proposal”) (unless FIAC determines that it is not necessary to hold the Stockholder Meeting).

FIAC’s board of directors (the “Board”) has determined that October 14, 2024 (the “Record Date”) be the record date for the Stockholder Meeting. You will be entitled to vote or direct votes to be cast at the Stockholder Meeting if you owned Common Stock at the close of business on the Record Date.
As previously disclosed in the Current Report on Form 8-K filed by FIAC with the U.S. Securities and Exchange Commission on September 13, 2024, stockholders of FIAC approved in connection with a special meeting of stockholders that was held on September 13, 2024 the business combination of FIAC with DevvStream Holdings Inc., which will be consummated pursuant to the Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, collectively, the “Business Combination”). You are not being asked to vote on the Business Combination. The purpose of the Stockholder Meeting and the Extension Amendment Proposal and the Adjournment Proposal are to give FIAC additional time to complete the Business Combination which was already approved by FIAC’s stockholders.

The approval of the Extension Amendment Proposal requires the affirmative vote of at least sixty-five percent (65%) of the issued and outstanding shares of Common Stock. Approval of the Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding shares of Common Stock who are present in person or represented by proxy and entitled to vote thereon at the Stockholder Meeting. The Adjournment Proposal will only be put forth for a vote if there are insufficient shares of Common Stock voted at the Stockholder Meeting to approve the Extension Amendment Proposal at the Stockholder Meeting or where the Board has determined it is otherwise necessary.
The Extension Amendment Proposal and Adjournment Proposal will be more fully described in a proxy statement that will be mailed to stockholders prior to the Stockholder Meeting. Further, you will be granted another opportunity to redeem your shares of Class A Common Stock in connection with the Stockholder Meeting pursuant to the Certificate of Incorporation, as will be more fully described in the proxy statement that will be mailed to stockholders of FIAC prior to the Stockholder Meeting.
This notice is being first mailed on or about October 16, 2024 to all stockholders of record of FIAC as of the Record Date for the Stockholder Meeting. Stockholders of record who owned Common Stock at the close of business on the Record Date are entitled to receive notice of, attend and vote at the Stockholder Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Carl Stanton
Carl Stanton Chief Executive Officer of Focus Impact Acquisition Corp. October 16, 2024